EXHIBIT 99.1

N E W S	R E L E A S E

SUBJECT:	HAVERTYS
REPORTS RESULTS FOR SECOND QUARTER 2007

ATLANTA, GEORGIA, AUGUST 2, 2007 -- HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported a loss for the second quarter ended June 30, 2007. The net loss for the second quarter of 2007 was $1.4 million or $0.06 per diluted share of Common Stock, as compared to the second quarter 2006 net income of $3.6 million or $0.16 per diluted share of Common Stock.

For the six months ended June 30, 2007, the net loss was $520,000 or $0.02 per diluted share of Common Stock versus net income of $8.7 million or $0.38 per diluted share of Common Stock for the same period in 2006.

Net sales for the second quarter of 2007 were $187.1 million, a decrease of 11.3% compared to sales of $211.0 million for the corresponding quarter in 2006. As previously reported, comparable-store sales decreased 12.7% for the quarter.

Clarence H. Smith, president and chief executive officer, said, “Severely weak sales volume early in the quarter created a difficult hurdle for us and produced a quarterly loss. We had noted in our May and June sales releases that with the double-digit sales declines we would not be profitable. Sales were especially poor in the first half of the quarter but we were heartened by the improvement in volume and return to profitability for June.

“The close management of our merchandise flow and clearance activity resulted in a reduction in inventory of $15.5 million or 13.1% as compared to year ago levels. The increased clearance sales contributed to a 64 basis point reduction in gross profit margins versus the second quarter last year.

“SG&A expenses were $4.9 million lower than last year’s second quarter with decreases in all major categories except occupancy, which was up approximately $1.0 million due to overhead associated with new stores.

“The second quarter is typically the weakest of the year for Havertys. We expect to return to profitability in the second half as fixed expenses are leveraged with the seasonally higher sales volume anticipated.”

Havertys is a full-service home furnishings retailer with 122 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company's web site at www.havertys.com.

News releases include forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company's reports filed with the SEC.

The company will sponsor a conference call Friday, August 3, 2007 at 10:00 a.m. Eastern Daylight Time to review the second quarter. Listen-only access to the call is available via the web at www.havertys.com (For Investors) and at www.streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

more . . .

NEWS RELEASE – August 2, 2007
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 3

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands except per share data)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Net Sales	$187,104	$211,034	$378,177	$420,122
Cost of goods sold	96,197	107,143	191,839	211,457
Gross profit	90,907	103,891	186,338	208,665
Credit service charges	606	692	1,261	1,454
Gross profit and other revenue	91,513	104,583	187,599	210,119

Expenses:
Selling, general and administrative	93,713	98,574	188,840	197,124
Interest, net	(94)	96	(152)	62
Provision for doubtful accounts	234	82	378	116
Other (income) expense, net	(171)	(19)	(651)	(1,237)
Total expenses	93,682	98,733	188,415	196,065

(Loss) income before income taxes	(2,169)	5,850	(816)	14,054
Income taxes	(818)	2,259	(296)	5,360
Net (loss) income	$(1,351)	3,591	$(520)	8,694

Basic (loss) earnings per share:
Common Stock	$(0.06)	$0.16	$(0.02)	$0.39
Class A Common Stock	$(0.06)	$0.15	$(0.03)	$0.37

Diluted (loss) earnings per share:
Common Stock	$(0.06)	$0.16	$(0.02)	$0.38
Class A Common Stock	$(0.06)	$0.15	$(0.03)	$0.37

Weighted average shares – basic:
Common Stock	18,558	18,308	18,522	18,236
Class A Common Stock	4,179	4,256	4,188	4,271

Weighted average shares – assuming dilution(1)
Common Stock	22,888	22,751	22,901	22,686
Class A Common Stock	4,179	4,256	4,188	4,271

Cash dividends per share:
Common Stock	$0.0675	$0.0675	$0.1350	$0.1350
Class A Common Stock	$0.0625	$0.0625	$0.1250	$0.1250
(1)	See additional details at the end of this release.

more. . .

NEWS RELEASE – August 2, 2007
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 4

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2007	December 31, 2006	June 30, 2006
Assets
Cash and cash equivalents	$8,895	$12,139	$7,495
Accounts receivable, net of allowance	66,928	63,996	64,671
Inventories, at LIFO cost	103,203	124,764	118,698
Other current assets	24,727	18,410	22,930
Total Current Assets	203,753	219,309	213,794

Accounts receivable, long-term	13,123	14,974	9,113
Property and equipment, net	217,079	221,245	218,162
Other assets	13,361	14,226	11,967
	$447,316	$469,754	$453,036

Liabilities and Stockholders’ Equity
Notes payable to banks	$12,200	$12,600	$4,950
Accounts payable and accrued liabilities	84,959	99,500	97,776
Current portion of long-term debt and lease obligations	8,284	10,334	12,639
Total Current Liabilities	105,443	122,434	115,365

Long-term debt and lease obligations, less current portion	24,525	27,515	24,965
Other liabilities	26,990	27,882	25,297
Stockholders’ equity	290,358	291,923	287,409
	$447,316	$469,754	435,036

more...

NEWS RELEASE – August 2, 2007
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands – Unaudited)

	Six months ended June 30,
	2007	2006
Operating Activities
Net (loss) income	$(520)	$8,694
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,340	10,528
Provision for doubtful accounts	378	116
Deferred income taxes	224	536
Gain on sale of property and equipment	(218)	(1,184)
Other	1,028	519
Changes in operating assets and liabilities:	(887)	(5,533)
Net cash provided by operating activities	11,345	13,676

Investing Activities
Capital expenditures	(5,932)	(13,204)
Proceeds from sale of property and equipment	886	2,898
Other investing activities	158	273
Net cash used in investing activities	(4,888)	(10,033)

Financing Activities
Proceeds from borrowings under revolving credit facilities	350,775	503,395
Payments of borrowings under revolving credit facilities	(351,175)	(502,745)
Net (decrease) increase in borrowings under revolving credit facilities	(400)	650
Payments on long-term debt and lease obligations	(6,241)	(6,557)
Treasury stock acquired	(353)	—
Proceeds from exercise of stock options	319	1,540
Dividends paid	(3,026)	(2,998)
Other	—	96
Net cash used in financing activities	(9,701)	(7,269)

Decrease in cash and cash equivalents	(3,244)	(3,626)

Cash and cash equivalents at beginning of period	12,139	11,121

Cash and cash equivalents at end of period	$8,895	$7,495

more...

NEWS RELEASE – August 2, 2007
HAVERTY FURNITURE COMPANIES, INC. and SUBSIDIARIES	Page 6

Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.

Earnings per Share

The following details how the number of shares in calculating the diluted earnings per share for Common Stock are derived under SFAS 128 and EITF 03-6 (shares in thousands):

	Quarter Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006

Common Stock:
Weighted-average shares outstanding	18,558	18,308	18,522	18,236
Assumed conversion of Class A Common shares	4,179	4,256	4,188	4,271
Dilutive options, awards and Common stock equivalents	151	187	191	179
Total weighted-average diluted common shares	22,888	22,751	22,901	22,686

####

Contact: Dennis L. Fink, EVP & CFO or

Jenny Hill Parker, VP, Secretary & Treasurer

404-443-2900